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                                                                    EXHIBIT 23.2

                       [Letterhead of Deloitte & Touche]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 333-     of Willis
Group Holdings Limited of our report dated February 5, 2002, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche
Deloitte & Touche

May 6, 2002